PRICING AGREEMENT


MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON BROTHERS INC
  As the several Underwriters named
   in Schedule I hereto
 c/o Morgan Stanley & Co. Incorporated
 1221 Avenue of the Americas
 New York, New York 10020

                                                            June 8, 1995



Dear Sirs:

      Sears Roebuck Acceptance Corp., a Delaware corporation (the "Company"), proposes subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 8, 1995 (the "Underwriting Agreement"), executed between the Company and Sears, Roebuck and Co. ("Sears"), on the one hand, and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and, except where otherwise specified, as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Sections 2 and 3 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at a purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in such Schedule II.



      If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Company, Sears and each of the Underwriters.


                        Very truly yours,

                        SEARS ROEBUCK ACCEPTANCE CORP.


                        By:/S/Keith E. Trost

                        SEARS, ROEBUCK AND CO.


                        By:/S/Alice M. Peterson



Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED

By:/S/ Harold J. Hendershot
Principal

/S/Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE,
 FENNER & SMITH INCORPORATED

By:/S/Steven R. Jackson
Managing Director

SALOMON BROTHERS INC

By: /S/Anne Clarke Wolff
Vice President



                               SCHEDULE I







Underwriter                                                 Principal
                                                            Amount of
                                                            Designated
                                                            Securities
to
                                                            be purchased

Morgan Stanley & Co. Incorporated                           $ 62,500,000
Goldman, Sachs & Co.                                          62,500,000
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated                                  62,500,000
Salomon Brothers Inc                                          62,500,000
     Total                                                  $250,000,000


                               SCHEDULE II

Title of Designated Securities:
      6-1/2% Notes due June 15, 2000

Aggregate principal amount:
      $250,000,000

Price to Public:
      99.583% of the principal amount of
      the Designated Securities, plus accrued
      interest from June 13, 1995 to the Time of Delivery

Purchase Price by Underwriters:
      99.033% of the principal amount of the
      Designated Securities, plus accrued
      interest from June 13, 1995 to the Time of Delivery

Indenture:
      Indenture, dated as of May 15, 1995,
      between the Company and The Chase Manhattan
      Bank, N.A., as Trustee

Maturity:*


Interest Rate:*


Interest Payment dates:*


Redemption Provisions:*
[FN] Incorporated by reference to attached form of security.


Sinking Fund Provisions:
      None

Time of Delivery:
      9:00 A.M., Chicago time, June 13, 1995

Funds in which payment by Underwriters to Company to be made:
      Same day funds

Method of Payment:
      Wire transfer to The Chase Manhattan Bank, N.A. for the account of Sears Roebuck Acceptance Corp., account number 900-9000317

Closing Location:
      Chicago, New York and Delaware

Delayed Delivery:
      None

Counsel:
      To the Company and to Sears, Robert J. Pence, Senior Counsel, Corporate Law Department of Sears
      To the Underwriters, Wachtell, Lipton, Rosen & Katz

                              FORM OF NOTE

                         [FORM OF FACE OF NOTE]

Number
$.............


                     SEARS ROEBUCK ACCEPTANCE CORP.

                      6-1/2% Note due June 15, 2000

6-1/2%                                                       6-1/2%
Due 2000                                                     Due 2000

   Sears Roebuck Acceptance Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to
               , or registered assigns, the principal sum of
            Dollars upon presentation and surrender of this Note, on the fifteenth day of June, 2000, at the office or agency of the Company in the Borough of Manhattan in The City of New York or, at the option of the holder hereof, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest on said principal sum at the rate of 6-1/2% per annum, either, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or at either of such offices or agencies, in like coin or currency, from the June 15 or December 15, as the case may be, next preceding the date hereof to which interest has been paid on the Notes referred to on the reverse hereof (unless the date hereof is the date to which interest has been paid on such Notes, in which case from the date hereof, or unless the date hereof is prior to December 15, 1995, in which case from June 13, 1995), semiannually, commencing on December 15, 1995, on June 15 and December 15, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if this Note is dated after any June 1 and before the following June 15, or after any December 1 and before the following December 15, then this Note shall bear interest from such following June 15 or December 15, provided, however, that if the Company shall default in the payment of interest due on such following June 15 or December 15, this Note shall bear interest from the next preceding June 15 or December 15 to which interest has been paid on such Notes, or if no interest has been paid on such Notes, then from June 13, 1995.
The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the June 1 prior to such June 15 or the December 1 prior to such December 15. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully provided in such Indenture.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

   This Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.
   IN WITNESS WHEREOF, the Company has
caused this instrument to be duly executed under its corporate seal.

Dated: ........................................

                                 Sears Roebuck Acceptance Corp.


                                 By _______________________________
                                    President

                                 By ______________________________
                                    Vice President, Finance and
                                       Assistant Secretary

[Corporate Seal]


            [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.


                                       The Chase Manhattan Bank, N.A,
                                                  as Trustee

                                       By
__________________________________
                                            Authorized Officer


                     [FORM OF REVERSE SIDE OF NOTE]

                     SEARS ROEBUCK ACCEPTANCE CORP.

                      6-1/2% Note due June 15, 2000

   This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of May 15, 1995, executed between the Company and THE CHASE MANAHATTAN BANK, N.A., as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the "6-1/2% Notes due June 15, 2000" of the Company, limited in aggregate principal amount to $250,000,000 (hereinafter referred to as the "Notes"). All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes outstanding.

   To the extent permitted by, and as provided in, the Indenture, indentures supplemental thereto may be entered into with the consent of the Company and with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities (as defined in the Indenture) of each series to be affected; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of (and premium, if any, on), or the interest on, any Security, or reduce the principal amount of (and premium, if any, on), or the rate of interest on any Security, or change the Currency in which the principal of (and premium, if any) or interest on such Securities is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section
6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each outstanding Security affected thereby.

   The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then outstanding may waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the currency, herein prescribed.

   This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

   The Notes are issuable only as registered Notes without coupons, in denominations of $1,000 and any multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, Notes are exchangeable, without charge except for any tax or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereon, such office or agency, if any, maintained by the Company in the city in which the principal executive offices of the Company are located or the city in which the principal corporate trust office of the Trustee is located.

   The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and neither the Company, the Trustee, an Authenticating Agent, a paying agent nor Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

   No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.